Execution Version

COLLATERAL MANAGEMENT AGREEMENT
dated as of October 29, 2024
by and between
CARLYLE DIRECT LENDING CLO 2024-1, LLC
and
CARLYLE GLOBAL CREDIT INVESTMENT MANAGEMENT L.L.C.

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TABLE OF CONTENTS

Page

2.    General Duties of the Collateral Manager    3
3.    Purchase and Sale Transactions; Brokerage    7
4.    Services to Other Issuers; Certain Affiliated Activities    10
5.    Conflicts of Interest    13
6.    Records; Confidentiality    13
7.    Obligations of Collateral Manager    14
8.    Compensation    15
9.    Benefit of the Agreement    17
10.    Limits of Collateral Manager Responsibility; Indemnification    17
11.    No Partnership or Joint Venture    20
12.    Term; Termination    21
13.    Termination for Cause    23
14.    Action Upon Termination    24
15.    Use of Name    25
16.    Assignments    26
17.    Representations and Warranties    27
18.    Observation Rights    30
19.    Notices    30
20.    Binding Nature of Agreement; Successors and Assigns; No Third-Party Beneficiaries    31
21.    Entire Agreement; Amendments    31
22.    Conflict with the Indenture    32
23.    Subordination and Assignment    32
24.    Governing Law; Submission to Jurisdiction; Venue, Etc    32
25.    Indulgences Not Waivers    33
26.    Costs and Expenses    33
27.    Titles Not to Affect Interpretation    33
28.    Execution in Counterparts    33
29.    Provisions Separable    34
30.    Number and Gender    34

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TABLE OF CONTENTS
(continued)
Page

31.    Written Disclosure Statement    34
32.    Survival of Representations, Warranties and Indemnities    34
33.    Non Recourse    34

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Collateral Management Agreement
This Collateral Management Agreement, dated as of October 29, 2024 (the “Agreement”), is entered into by and between CARLYLE DIRECT LENDING CLO 2024-1, LLC, a Delaware limited liability company (together with successors and assigns permitted hereunder, the “Issuer”), and CARLYLE GLOBAL CREDIT INVESTMENT MANAGEMENT L.L.C., a Delaware limited liability company, as collateral manager (together with its successors and assigns, “CGIM” or the “Collateral Manager”).
WITNESSETH:
WHEREAS, the Issuer intends to issue, pursuant to an indenture to be dated as of the date hereof (as the same may be supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and Wilmington Trust, National Association, as Trustee (as defined therein), (i) U.S. $92,500,000 of Class A-1 Senior Secured Floating Rate Notes, due 2037 (the “Class A-1 Notes”), (ii) U.S. $0 of Class A-L1 Senior Secured Floating Rate Notes, due 2037 (the “Class A-L1 Notes”), (iii) U.S. $17,000,000 of Class A-2 Senior Secured Floating Rate Notes, due 2037 (the “Class A-2 Notes”), (iv) U.S. $25,500,000 Class B Senior Secured Floating Rate Notes, due 2037 (the “Class B Notes”), (v) U.S. $34,000,000 Class C Senior Secured Deferrable Floating Rate Notes, due 2037 (the “Class C Notes”), and (vi) U.S. $25,500,000 Class D Senior Secured Deferrable Floating Rate Notes, due 2037 (the “Class D Notes” and, together with the Class A-1 Notes, the Class A-L1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes, the “Notes”);
WHEREAS, the Issuer also intends to incur, pursuant to a loan agreement to be dated as of the date hereof (as the same may be supplemented or otherwise modified from time to time, the “Class A-L1 Loan Agreement”), among the Issuer, Wilmington Trust, National Association, as the Loan Agent and the Trustee, and the lenders party thereto from time to time, certain Class A-L1 Loans (as defined in the Indenture);
WHEREAS, the Issuer also intends to incur, pursuant to a loan agreement to be dated as of the date hereof (as the same may be supplemented or otherwise modified from time to time, the “Class A-L2 Loan Agreement”), among the Issuer, Wilmington Trust, National Association, as the Loan Agent and the Trustee, and the lenders party thereto from time to time, certain Class A-L2 Loans (as defined in the Indenture);
WHEREAS, the Issuer also intends to issue, pursuant to the Limited Liability Company Agreement, Preferred Interests in an amount equal to U.S. $83,100,000 (the “Preferred Interests”);
WHEREAS, the Issuer also will issue, pursuant to the Indenture, Reinvesting Holder Notes, due 2037 (the “Reinvesting Holder Notes” and, together with the Notes, the Class A-L1 Loans and the Preferred Interests, the “Debt”) (for the avoidance of doubt, any reference to the Notes, the Class A-L1 Loans, the Class A-L2 Loans, the Preferred Interests and the

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Reinvesting Holder Notes also includes references to any replacement, refinancing or additional debt or securities, as applicable);
WHEREAS, pursuant to the Indenture, the Issuer intends to pledge to the Trustee for the benefit of the Secured Parties certain Collateral Obligations, Eligible Investments, any Equity Securities acquired or received in connection with the Collateral Obligations, together with certain other contract rights, amounts on deposit in certain accounts, certain other assets and the proceeds thereof;
WHEREAS, the Issuer is authorized to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain duties with respect to the Assets in the manner and on the terms set forth herein and to provide such additional duties as are consistent with the terms of this Agreement and the Indenture as the Issuer may from time to time request; and
WHEREAS, the Issuer desires to engage the Collateral Manager to provide the services described herein and the Collateral Manager has the capacity to provide such services, is prepared to perform such services upon the terms and conditions set forth herein and desires to accept such appointment.
NOW, THEREFORE, in consideration of the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties hereto agree as follows:
1.Definitions.
Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture.
“Advisers Act” shall have the meaning specified in Section 17(b)(i).
“Affiliate Transaction” shall have the meaning specified in Section 3(e).
“Agreement” shall mean this Collateral Management Agreement, as amended from time to time in accordance with the terms hereof.
“Class A-L1 Loan Agreement” shall have the meaning specified in the recitals.
“Class A-L2 Loan Agreement” shall have the meaning specified in the recitals.
“Closing Date” shall mean October 29, 2024.
“Collateral Manager Breach” shall have the meaning specified in Section 10(a).
“Cross Transactions” shall have the meaning specified in Section 3(c).
“Debt” shall have the meaning specified in the recitals.

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“Deferred Base Management Fee” shall have the meaning specified in Section 8(b).
“Deferred Base Management Fee Cap” shall mean, on any Payment Date, the maximum amount of Deferred Base Management Fee that the Collateral Manager may be repaid on such Payment Date, equal to the lesser of (a) the amount designated by the Collateral Manager for payment on such Payment Date and (b) the amount available for distribution in excess of the current interest payments on the Rated Debt (excluding any Deferred Base Management Fee elected by the Collateral Manager to be paid on such Payment Date).
“Deferred Management Fees” shall have the meaning specified in Section 8(b).
“Deferred Subordinated Management Fee” shall have the meaning specified in Section 8(b).
“Firm” shall have the meaning specified in Section 4(a).
“Indemnified Party” shall have the meaning specified in Section 10(b).
“Indemnifying Party” shall have the meaning specified in Section 10(b).
“Indenture” shall have the meaning specified in the recitals.
“Losses” shall have the meaning specified in Section 10(b).
“Notes” shall have the meaning specified in the Indenture.
“Personnel” shall have the meaning specified in Section 4(a).
“Preferred Interests” shall have the meaning specified in the recitals.
“Transaction” shall mean any action taken by the Collateral Manager on behalf of the Issuer in accordance with the terms of this Agreement, including, without limitation, (i) selecting and acquiring Collateral Obligations, Restructured Assets, Permitted Equity Securities, Equity Securities and Eligible Investments, (ii) supervising, investing and reinvesting the Assets, and (iii) instructing the Trustee with respect to any disposition or tender of a Collateral Obligation, Restructured Asset, Permitted Equity Security, Equity Security, Eligible Investment or other asset by the Issuer.
2.General Duties of the Collateral Manager.
The Collateral Manager shall provide services to the Issuer as follows:
(a)Subject to and in accordance with the terms of the Indenture and this Agreement, the Collateral Manager agrees to supervise and direct the investment and reinvestment of Collateral Obligations and the other Assets, and shall perform on behalf of the Issuer those investment-related duties and functions assigned to the Issuer under the Indenture,

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including, without limitation, the furnishing of Issuer Orders and providing such certifications as may be required under the Indenture with respect to permitted purchases and sales of Collateral Obligations, Restructured Assets, Permitted Equity Securities, Equity Securities and Eligible Investments; and the Collateral Manager shall have the power to execute and deliver all other necessary and appropriate documents and instruments on behalf of the Issuer with respect thereto.
(b)The Collateral Manager shall, subject to the terms and conditions of the Indenture and this Agreement, perform its obligations hereunder and under the Indenture with reasonable care and in good faith using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it manages for itself and for others with similar objectives and policies. Without prejudicing the preceding sentence, the Collateral Manager shall follow its customary standards, policies and procedures in performing its duties hereunder.
(c)The Collateral Manager shall comply with all the terms and conditions of the Indenture affecting the duties and functions to be performed by it hereunder. The Collateral Manager shall be bound to follow the terms of any amendment to the Indenture; provided that in each case the Collateral Manager has consented to such amendment and received a copy of such amendment. The Issuer agrees that it will not permit to become effective any amendment to the Indenture or any other agreement that would, as reasonably determined by the Collateral Manager, (A) increase the duties or liabilities of, reduce or eliminate any protection, right or privilege of (including as a result of an effect on the amount or priority of any fees or other amounts payable to the Collateral Manager), or adversely change the economic consequences to, the Collateral Manager; (B) modify the Investment Criteria, Collateral Quality Test, Coverage Tests, or the restrictions on the Sales of Collateral Obligations; or (C) materially expand or restrict the Collateral Manager’s discretion; unless, in each case, the Collateral Manager has been given prior written notice of such amendment and has consented thereto in writing, such consent not to be unreasonably withheld or delayed; provided, that the Collateral Manager may withhold its consent in its sole discretion with respect to any amendment that increases or adds to the obligations of the Collateral Manager or affects the amount, timing or priority of payment of the fees or other amounts payable to the Collateral Manager.
(d)Subject to the terms and conditions of this Agreement and the Indenture, the Collateral Manager shall (i) select the Collateral Obligations, Restructured Assets, Permitted Equity Securities, Equity Securities and Eligible Investments to be received or acquired by the Issuer; (ii) invest and reinvest the Assets and facilitate the acquisition and settlement of Collateral Obligations by the Issuer; (iii) advise the Issuer with respect to interest rate risk and cash flow timing including selecting and negotiating hedge agreements; (iv) monitor the Assets and instruct the Trustee with respect to any disposition or tender of a Collateral Obligation, Restructured Asset, Permitted Equity Security, Equity Security, Eligible Investment or other asset by the Issuer in accordance with the Indenture; and (v) provide to the Collateral Administrator certain information specified in the Collateral Administration Agreement and review the reports prepared pursuant to the Indenture and the Collateral Administration Agreement. In performing its duties hereunder, the Collateral Manager shall manage the Assets

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with the objectives (but with no guarantee) that there be sufficient funds available on each Payment Date in accordance with the Priority of Payments (1) to pay interest on the Debt in a timely manner; (2) to repay principal of each Class of Debt in full on or prior to the Stated Maturity; (3) to pay expenses; and (4) subject to clauses (1) through (3) above, to provide returns to holders of the Preferred Interests; provided, that, subject to Section 10 herein, in no event whatsoever shall there be recourse to the Collateral Manager or any of its Affiliates for any amounts payable on the Debt or the other payment obligations of the Issuer under the Indenture or any of the other documents executed and delivered by the Issuer in connection with the transactions contemplated by the Indenture.
(e)The Collateral Manager shall monitor the Assets on behalf of the Issuer and, on an ongoing basis, provide to the Trustee and the Issuer all reports, schedules and other data which the Issuer or the Collateral Manager is required to prepare and deliver under the Indenture, substantially in the form and containing such information required thereby, in sufficient time for such required reports, schedules and data to be reviewed and delivered by the Issuer to the parties entitled thereto under the Indenture. In addition, the Collateral Manager shall, on behalf of the Issuer and to the extent reasonable and practicable, from sources of information normally available to it, be responsible for (i) obtaining any information concerning whether a Collateral Obligation is or has become a Defaulted Obligation, Credit Risk Obligation, Credit Improved Obligation, Cov-Lite Loan, Margin Stock, Preferred Interest Collateral Obligation, Permitted Equity Security, Equity Security or a Deferring Obligation; (ii) providing any Rating Agency, in the event such Rating Agency is requested by the Issuer to provide information with respect to the rating of a security, with any information the Collateral Manager has or can reasonably obtain which is necessary in order for such Rating Agency to provide such rating; and (iii) providing any Rating Agency with any information the Collateral Manager has or can reasonably obtain which is necessary in order for such Rating Agency to confirm its respective ratings of any Debt as required under the Indenture.
(f)The Collateral Manager may, subject to and in accordance with the provisions of the Indenture and this Agreement, direct the Trustee to take any action, as agent of the Issuer, with respect to the Assets including, without limitation, the following actions:
(i)purchase and retain any Collateral Obligation or Eligible Investment or acquire or retain any Restructured Asset, Equity Security or other asset;
(ii)sell or otherwise dispose of such Collateral Obligation, Restructured Asset, Equity Security (including any Permitted Equity Security), Eligible Investment or other asset in the open market or otherwise as permitted under the terms hereof and under the terms of the Indenture;
(iii)if applicable, tender such Collateral Obligation, Restructured Asset, Equity Security, Eligible Investment or other asset pursuant to an Offer or otherwise;
(iv)if applicable, consent or withhold consent to any proposed amendment, modification or waiver pursuant to an Offer or otherwise;

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(v)retain or dispose of any securities or other property (other than cash) received pursuant to an Offer or otherwise;
(vi)waive any default with respect to a Defaulted Obligation or other Collateral Obligation;
(vii)vote to accelerate the maturity of a Defaulted Obligation or take an enforcement or remedial action in connection therewith;
(viii)subject to its obligations in Section 7, participate in a committee or group formed by creditors of an issuer or a borrower under a Collateral Obligation, Restructured Asset or Eligible Investment; or
(ix)exercise any other rights or remedies with respect to such Collateral Obligation, Restructured Asset, Permitted Equity Securities, Equity Security, Eligible Investment or other asset as provided in the related underlying instruments, including, without limitation, any exercise of creditor rights or sitting on any creditors’ committee, initiating or participating in lawsuits against the issuer of any Collateral Obligation, Restructured Asset, Permitted Equity Securities, Equity Security or Eligible Investment or other asset or against any third party who has provided services to the Issuer at the Issuer’s expense, or take any other action consistent with the terms of this Agreement and the Indenture which in the reasonable judgment of the Collateral Manager is in the best interests of the Holders of the Debt.
(g)Subject to the satisfaction of the requirements of this Agreement and the Indenture, upon the disposition of any Collateral Obligation, Restructured Asset, Equity Security, Eligible Investment (or any security or property received in exchange therefor) or other asset, the Collateral Manager shall direct the Trustee to apply such amounts in accordance with the Indenture to the purchase of one or more Collateral Obligations, Restructured Asset or Eligible Investments or as otherwise required or permitted by the Indenture. In addition, the Collateral Manager shall determine in its sole discretion (i) whether, in light of the composition of the Collateral Obligations, general market conditions and other pertinent factors, the investment of Principal Proceeds in additional Collateral Obligations within the foreseeable future would be consistent with the objectives stated in Section 2(d) for purposes of determining whether to elect to terminate the Reinvestment Period as provided in the definition thereof set forth in the Indenture; (ii) whether all or a portion of the Principal Proceeds will be allocated to a Special Redemption of the Notes on any Payment Date during the Reinvestment Period pursuant to Section 9.6 of the Indenture; (iii) whether a Clean-Up Call Redemption shall be effected pursuant to Section 9.7 of the Indenture; (iv) in connection with a Refinancing, upon receipt of a direction from a Majority of the Preferred Interests to designate Principal Proceeds up to the Excess Par Amount as of the related Determination Date as Interest Proceeds for Payment on the Redemption Date, whether to consent to such direction; (v) whether, in light of the condition of any Collateral Obligation, such Collateral Obligation needs to be substituted with a Substitute Collateral Obligation; and (vi) whether any Collateral Obligation should be designated as a Preferred Interest Collateral Obligation pursuant to the Indenture.

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(h)The Collateral Manager hereby agrees to the following:
(i)the Collateral Manager agrees not to institute against, or join any other Person in instituting against the Issuer, any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year and one day (or, if longer, the applicable preference period then in effect plus one day), after the payment in full of all Debt, provided, however, that nothing in this clause (i) shall preclude, or be deemed to estop, the Collateral Manager (A) from taking any action prior to the expiration of the applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Issuer, as the case may be, or (y) any involuntary insolvency proceeding filed or commenced against the Issuer, as the case may be, by a Person other than the Collateral Manager or any of its Affiliates that has entered into an agreement with the Issuer similar to this Section 2(h)(i), or (B) from commencing against the Issuer, or any properties of the Issuer, any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceeding; and
(ii)the Collateral Manager shall provide to the Independent accountants appointed pursuant to Section 10.8 of the Indenture, all reports, data and other information (including, without limitation, any letters of representations) that such accountants may reasonably request in connection with such appointment.
(i)In providing services hereunder, the Collateral Manager may, without the prior consent of the Issuer or any Holder, employ third parties, including its Affiliates, to render advice and assistance to the Issuer, including the performance of any of its duties hereunder (other than duties relating to portfolio selection and composition, including any investment decision regarding the purchase or sale of any Collateral Obligation without the prior consent of a Majority of the Preferred Interests). Such third parties employed by the Collateral Manager shall be in addition to the Collateral Administrator employed by the Issuer pursuant to the Collateral Administration Agreement, the Independent accountants appointed on behalf of the Issuer pursuant to Section 10.8 of the Indenture, and any additional agents and counsel employed by the Issuer pursuant to the Indenture; and to the maximum extent permitted under applicable law, the Collateral Manager shall not be liable for the acts or omissions of any such third party employed or appointed by the Issuer; provided that the Collateral Manager is required to exercise reasonable care in the selection of any such third party. The Collateral Manager shall not be relieved of any of its duties hereunder by the third parties employed by the Collateral Manager pursuant to this Section 2(i) regardless of the performance of services by such third parties and the Collateral Manager shall be solely responsible for the fees and expenses of such third parties, except as provided in Section 8(e). Notwithstanding the foregoing, the Collateral Manager may not assign its duties hereunder except in accordance with Section 16.
(j)Notwithstanding the foregoing, it is understood that the power of attorney granted herein is in all cases and for all purposes qualified and limited by the Indenture and other Transaction Documents, and the Collateral Manager shall not, and shall have no authority to,

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take any action through the power of attorney granted hereby or otherwise hereunder or under the other Transaction Documents that would cause the Collateral Manager to have custody of the Issuer’s funds or securities within the meaning of Rule 206(4)-2 under the Advisers Act, including, but not limited to, the right to direct payment or obtain possession of and/or withdraw assets other than in connection with its investment related duties, such as the purchase or sale of Collateral Obligations, in each case, in accordance with the terms of the Indenture and the other Transaction Documents.
3.Purchase and Sale Transactions; Brokerage.
(a)The Collateral Manager, subject to and in accordance with the Indenture, hereby agrees that it shall cause any Transaction by it, on behalf of the Issuer, including any Transaction with Affiliates, to be on the same economic and other material terms and conditions as would have governed such Transaction were it conducted with a third party and negotiated on an arm’s-length basis.
(b)The Collateral Manager will use all commercially reasonable efforts to seek to obtain the best execution for each order placed with respect to any Transaction, considering all relevant circumstances, including without limitation, if applicable, the conditions or terms of early redemption (or in the case of the Class A-L1 Loans or Class A-L2 Loans, prepayment) of the Debt. Subject to the objective of obtaining best execution (as indicated above) and to the extent contemplated by the Collateral Manager’s current or future Form ADV, the Collateral Manager may cause the Issuer to pay a broker-dealer an amount of commission or other compensation for effecting a Transaction for the account of the Issuer that is greater than the commission or other compensation another broker-dealer would have charged, provided that such broker-dealer is not an Affiliate of the Collateral Manager and the Collateral Manager determined in good faith that the amount of the commission or other compensation paid to such broker-dealer was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular Transaction or the Collateral Manager’s overall responsibilities with respect to accounts as to which it exercises investment discretion. Such services may be used by the Collateral Manager in connection with its other advisory activities or investment operations. The Collateral Manager may aggregate sales and purchase orders with respect to a Transaction with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with accounts of the Affiliates of the Collateral Manager, if in the Collateral Manager’s sole and reasonable judgment such aggregation shall result in an overall economic benefit to the Issuer, taking into consideration the advantageous selling or purchase price, brokerage commission or other expenses. When a Transaction occurs (in accordance with the terms of the Indenture) as part of any aggregate sales or purchase orders, the Collateral Manager (and any of its Affiliates involved in such Transactions) shall allocate the executions among the accounts in an equitable manner in accordance with its established policies and procedures. The Collateral Manager may consider various factors in selecting banks, brokers and dealers to effect Transactions for the Issuer. The Collateral Manager may take into account a host of qualitative factors other than price. Such factors may include: experience and speed of execution, as well as any “research” services provided to the Collateral Manager, which may include research reports, trade seminars and

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access to certain professionals available to the Collateral Manager in connection with effecting transactions. From time to time, brokerage firms may pay for seminars, travel to such seminars and lodging and entertainment. These products and services may not benefit the Issuer directly or indirectly. As a result, to the extent permitted by law and in accordance with its policies and procedures, such arrangements may be taken into account by the Collateral Manager in deciding to conduct Transactions with a specific bank, broker or dealer even though such party may not offer the lowest transaction fees.
(c)Subject to the Collateral Manager’s execution obligations described in Sections 3(a) and 3(b), the requirements to obtain certain approvals under Section 3(e), the requirements of Section 5 and applicable law, the Collateral Manager is hereby authorized to execute so much or all of the Transactions for the Issuer’s account with or through itself or any of its Affiliates as agent or as principal as the Collateral Manager in its sole discretion shall determine, and may execute Transactions in which the Collateral Manager, its Affiliates and/or its or their personnel have interests as described in Section 4; provided that such Transactions shall be effected for fair market value and on terms as favorable to the Issuer as would be the case in a transaction with an independent third party. In all such dealings, the Collateral Manager or its Affiliates shall be authorized and entitled to retain any commissions, remuneration or profits that may be made in such Transactions and shall not be liable to account for the same to the Issuer, and the Collateral Manager’s fees as set forth in Section 8 shall not be abated thereby. The Issuer authorizes the Collateral Manager or its Affiliates to effect Transactions subject to section 11(a) of the U.S. Securities Exchange Act of 1934, as amended, and rule 11a2-2(T) thereunder (or any similar rule that may be adopted in the future), and the Collateral Manager will use its best efforts to provide the Issuer with information annually disclosing commissions, if any, retained by the Collateral Manager or its Affiliates in connection with such exchange Transactions for the Issuer’s account. The Collateral Manager and its Affiliates also are authorized to effect Transactions for the Issuer’s account in which a security or other property is sold to or purchased from another investment advisory client or brokerage customer of the Collateral Manager or its Affiliate (collectively, “Cross Transactions”), provided that all such Cross Transactions are effected in compliance with applicable law. In a Cross Transaction, the Collateral Manager or its Affiliate may act as an investment adviser or broker for, and may receive commissions or other compensation from, both the Issuer and the other party to the Transaction, and will have a potentially conflicting division of loyalties and responsibilities to both parties. The Issuer’s prior consent to a Cross Transaction is not required and normally will not be obtained where the Collateral Manager or an Affiliate receive no compensation other than the Collateral Manager’s fees under this Agreement for effecting the Cross Transaction. The consent of the Issuer to any Cross Transaction requiring such consent may, in the discretion of the Collateral Manager, be obtained from either the Board of Managers of the Issuer, including an approval by a majority of the independent directors of the Originator as a designated manager of the Issuer, or a Qualified Independent Agent of the Issuer pursuant to the Affiliate Transaction Procedures set forth in Annex A, as applicable.
(d)The Collateral Manager may also conduct transactions for its own account, for the account of its Affiliates, for the account of the Issuer or for the accounts of third parties and will endeavor to resolve conflicts arising therefrom in a manner that it deems equitable to the

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extent possible under the prevailing facts and circumstances and applicable law as disclosed by the Issuer for the Notes issued on the Closing Date under “Summary of Terms—Collateral Manager,” “Risk Factors—Relating to the Collateral Manager,” “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving the Collateral Manager and its Affiliates and clients” and “The Collateral Manager” and the subheadings thereunder in the final Offering Circular, dated October 28, 2024 (the “Offering Circular”) (collectively, the “Collateral Manager Information”).
(e)Without limiting the foregoing, the Collateral Manager, on behalf of and for the account of the Issuer, may sell Collateral Obligations to, or buy Collateral Obligations from, the Collateral Manager, any Affiliate of the Collateral Manager or any fund managed by the Collateral Manager (some or all of which Affiliates or funds may be owned in part by principals, partners, members, directors, managers, managing directors, officers, employees, agents or Affiliates of the Collateral Manager) in transactions in which the Collateral Manager, an Affiliate or such fund acts as principal on the other side of the transaction from the Issuer and buys or sells the Collateral Obligations for its own account (such transactions being referred to as “Affiliate Transactions”), provided, that any such Affiliate Transaction has been approved prior to its completion by either the Board of Managers of the Issuer, including an approval by a majority of the independent directors of the Originator as a designated manager of the Issuer, or by a Qualified Independent Agent in accordance with the Affiliate Transaction Procedures set forth in Annex A hereto, as applicable.
4.Services to Other Issuers; Certain Affiliated Activities.
(a)The relationship between the Collateral Manager and the Issuer as described in this Agreement permits, expressly as set forth herein, the Collateral Manager and its Affiliates to act in multiple capacities (i.e., act as principal or agent in addition to acting on behalf of the Issuer), and, subject only to the Collateral Manager’s execution obligations set forth in Section 3, the requirements to obtain certain approvals under Section 3(e), the requirements of Section 5 and applicable law, to effect Transactions with or for the Issuer’s account in instances in which the Collateral Manager and its Affiliates may have multiple interests. In this regard the Issuer acknowledges that the Collateral Manager is part (or, during the period over which the Debt is Outstanding, may become part) of a worldwide, full service investment banking, broker dealer, asset management organization, and as such, the Collateral Manager and its Affiliates (collectively, the “Firm”) and their principals, partners, members, stockholders, directors, managers, managing directors, officers and employees (collectively, “Personnel”) may have multiple advisory, transactional and financial and other interests in securities, instruments and companies that may be purchased, sold or held for the Issuer’s account. The Firm may act as adviser to clients in investment banking, financial advisory, asset management and other capacities related to instruments that may be purchased, sold or held on the Issuer’s behalf, and the Firm may issue, or be engaged as underwriter for the issuer of, instruments that the Issuer may purchase, sell or hold. At times, these activities may cause departments of the Firm to give advice to clients that may cause these clients to take actions adverse to the interests of the Issuer. The Firm and Personnel may act in a proprietary capacity with long or short positions, in instruments of all types, including those that may be purchased, sold or held by the Issuer. Such

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activities could affect the prices and availability of the securities and instruments that the Collateral Manager seeks to buy or sell for the Issuer’s account, which could adversely impact the financial returns of the Issuer in respect of Assets. The Firm and Personnel may give advice, and take action, with respect to any of the Firm’s clients or proprietary accounts that may differ from the advice given, or may involve a different timing or nature of action taken, than with respect to any one or all of the Collateral Manager’s advisory accounts, and effect transactions for such clients or proprietary accounts at prices or rates that may be more or less favorable than the prices or rates applying to Transactions effected for the Issuer. In resolving these potential conflicts, the Collateral Manager will use reasonable efforts to ensure that the Issuer is treated fairly and equitably, taking into account, among other things, the Collateral Manager’s obligations to its other client account(s) either by law or agreement.
(b)The Issuer acknowledges that the ability of the Collateral Manager and its Affiliates to effect and/or recommend Transactions may be restricted by applicable regulatory requirements in the United States, United Kingdom or elsewhere and/or their internal policies designed to comply with such requirements. As a result, there may be periods when the Collateral Manager will not initiate or recommend certain types of Transactions in certain investments when the Collateral Manager or its Affiliates are performing investment related services or other services or when aggregated position limits have been reached and the Issuer will not be advised of that fact. Without limitation, when the Collateral Manager or an Affiliate is engaged in investment related services with respect to the securities of a company, the Collateral Manager may, in certain circumstances, be prohibited from purchasing or selling or recommending the purchase or sale of certain securities of that company for its clients. Without limitation, the Collateral Manager and its Affiliates may also be prohibited from effecting Transactions for the Issuer’s account with or through its Affiliates, from acting as agent for another customer as well as the Issuer in respect of a particular Transaction, or from acting as the counterparty in a Transaction with the Issuer. If not prohibited, the Collateral Manager is nonetheless not required to effect Transactions for the Issuer’s account with or through the Collateral Manager’s Affiliates and other clients of the Collateral Manager and/or its Affiliates or in instances in which the Collateral Manager or its Affiliates have multiple interests.
(c)Nothing herein shall prevent the Collateral Manager or its Affiliates, the Firm or any Personnel from engaging, to the extent permitted by law and not prohibited by the Indenture, in other businesses or from rendering services of any kind to the Issuer and its Affiliates, the Trustee, the Fiscal Agent, the Holders or any other Person or entity, including those transactions disclosed in the Collateral Manager Information. There is no limitation or restriction on the ability of the Collateral Manager or any of its Affiliates now or in the future to act as collateral manager (or in a similar role) to other Persons.
Without prejudice to the generality of the foregoing, principals, partners, members, stockholders, directors, managers, managing directors, officers, employees and agents of the Collateral Manager and its Affiliates, the Firm or any Personnel, may, subject to the Indenture, among other things:

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(i)serve as directors (whether supervisory or managing), principals, officers, employees, agents, nominees or signatories for the Issuer or any Affiliate thereof, or for any obligor or Affiliate of any obligor of any of the Collateral Obligations, Restructured Assets or Eligible Investments or any issuer of an Equity Security, to the extent not prohibited under the terms thereof or by any resolutions duly adopted by the Issuer, its Affiliates, any obligor of any of the Collateral Obligations, Restructured Assets or Eligible Investments or any issuer of an Equity Security pursuant to their respective underlying instruments;
(ii)receive fees for services of whatever nature rendered to the obligor of any of the Collateral Obligations, Restructured Assets or Eligible Investments or the issuer of any Equity Security;
(iii)be retained to provide services unrelated to this Agreement to the Issuer or its Affiliates and be paid therefor;
(iv)be a secured or unsecured creditor of, or hold an equity interest in (x) the Issuer or any Affiliate thereof; provided that the Collateral Manager may not hold any such interest if, in the opinion of counsel to the Issuer, the existence of such interest would require registration of the Issuer as an “investment company” under the Investment Company Act or violate any provisions of federal or applicable state law or any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer or (y) any obligor of any Collateral Obligation, Restructured Assets or Eligible Investment or any issuer of an Equity Security;
(v)subject to Sections 3 and 5, sell any Collateral Obligation, Restructured Asset, Equity Security or Eligible Investment to, or purchase any Collateral Obligation, Restructured Asset or Equity Security from, the Issuer while acting in the capacity of principal or agent;
(vi)underwrite, act as a distributor of or make a market in any Collateral Obligation, Restructured Asset, Equity Security or Eligible Investment; and
(vii)subject to its obligations in Section 7, serve as a member of any “creditors’ committee” with respect to any Defaulted Obligation or Eligible Investment.
(d)The Issuer acknowledges and agrees that:
(i)the Firm has proprietary interests in, and may manage or advise, accounts or investment funds that have investment objectives similar or dissimilar to those of the Issuer and/or that engage in transactions in the same types of securities and investments as the Issuer, and as a result may compete with the Issuer for appropriate investment opportunities;
(ii)obligors of securities held by the Issuer may have publicly or privately traded securities or other debt, including securities or other debt that are senior to, or have

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interests different from or adverse to, the securities that are pledged to secure the Debt, in which the Firm is an investor or makes a market;
(iii)the Firm’s trading activities may be carried out without reference to positions held by the Issuer and may have an effect on the value of the positions so held, or may result in the Firm having an interest in the applicable obligor adverse to that of the Issuer;
(iv)the Firm may create, write or issue derivative instruments with respect to which the underlying securities may be those in which the Issuer invests or that may be based on the performance of the Issuer; and
(v)the Firm and Personnel may obtain and keep any profits, commissions and fees accruing to them in connection with their activities as agent or principal in Transactions for the Issuer’s account and other activities for themselves and other clients and their own accounts, and the Collateral Manager’s fees as set forth in this Agreement shall not be abated or otherwise affected thereby.
(e)    The Issuer acknowledges and agrees that, from time to time at the Collateral Manager’s discretion, advisory Personnel may consult with Personnel in proprietary trading or other areas of the Firm or form investment policy committees comprised of such Personnel, and the performance of Personnel obligations related to their consultation with the Collateral Manager could conflict with their areas of primary responsibility within the Firm. In connection with their activities with the Collateral Manager, the Issuer understands that such Personnel may receive information regarding the Collateral Manager’s proposed investment activities that is not generally available to the public. However, there will be no obligation on the part of such Personnel to make available for use by advisory accounts any information or strategies known to them or developed in connection with their client, proprietary or other activities. In addition, the Firm will be under no obligation to make available any research or analysis prior to its public dissemination. Furthermore, the Firm shall have no obligation to recommend for purchase or sale by the Issuer any security that the Firm or Personnel may purchase for themselves or for any other clients. The Firm shall have no obligation to seek to obtain any material non public information about any issuer of securities, and, in accordance with applicable securities laws and regulations, will not effect Transactions for the Issuer on the basis of any material non public information as may come into its possession.
The Issuer acknowledges that certain Personnel may possess information relating to particular obligors who have issued Collateral Obligations, Restructured Assets, Eligible Investments or Equity Securities, which information is not known to Personnel of the Collateral Manager who are responsible for monitoring the Collateral Obligations, Restructured Assets, Eligible Investments or Equity Securities and performing the other obligations of the Collateral Manager under this Agreement, and the Issuer agrees that the Firm shall have no obligation to share any such information, opportunity or idea with such Personnel or the Issuer.

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5.Conflicts of Interest.
In addition to meeting any applicable requirements of the Indenture, any Transaction effected after the Closing Date between the Issuer and the Collateral Manager, an Affiliate of the Collateral Manager or a fund managed by the Collateral Manager on a principal basis (including any Transaction effected with the Originator) shall be approved by either the Board of Managers of the Issuer, including an approval by a majority of the independent directors of the Originator as a designated manager of the Issuer, or by a Qualified Independent Agent for the Issuer prior to the completion of the Transaction pursuant to the Affiliate Transaction Procedures set forth in Annex A, as applicable. In certain circumstances, the interests of the Issuer and/or the Holders with respect to matters as to which the Collateral Manager is advising the Issuer may conflict with the interests of the Collateral Manager. The Issuer hereby acknowledges that various potential and actual conflicts of interest may exist with respect to the Collateral Manager as described in this Agreement, the Indenture, the Offering Circular provided by the Issuer for the Debt, or the Form ADV of the Collateral Manager; provided that nothing in this Section 5 shall be construed as altering the duties of the Collateral Manager as set forth herein, in the Indenture or under applicable law. The Collateral Manager acknowledges that the Issuer is a wholly-owned subsidiary of the Originator and is subject to restrictions of the Investment Company Act applicable to the Originator on a consolidated basis. For so long as the Issuer is wholly-owned by the Originator, the Collateral Manager shall not take any actions that would jeopardize such treatment.
6.Records; Confidentiality.
The Collateral Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by a representative of the Issuer, the Trustee, the Placement Agent and the Independent accountants appointed pursuant to Section 10.8 of the Indenture and as otherwise required under Rule 144A at any time during the Collateral Manager’s normal business hours and upon not less than three (3) Business Days’ prior notice; provided that the Collateral Manager shall not be obligated to provide access to any non-public information if it determines in good faith that the disclosure of such information would violate any applicable law, regulation or (unless the recipient of such access agrees to maintain the confidentiality of such non-public information in a manner satisfactory to the Collateral Manager) contractual arrangement, including laws applicable to subsidiaries of the Originator. Upon reasonable request by the Issuer or the Trustee, the Collateral Manager shall provide the Issuer or the Trustee respectively, with sufficient information and reports as are reasonably necessary to maintain the books and records of the Issuer. The Collateral Manager shall follow its customary procedure to keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties except (i) with the prior written consent of the Issuer and with prior notice to the Placement Agent of the proposed disclosure, (ii) such information as any Rating Agency shall reasonably request in connection with its rating of the Rated Debt, (iii) in connection with establishing trading or investment accounts or otherwise in connection with effecting transactions on behalf of the Issuer, (iv) as required by law, regulation, court order, organizational document or the

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rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager, (v) to its professional advisers, (vi) information relating to performance of the Assets as may be used by the Collateral Manager in the ordinary course of its business, (vii) such information that was or is obtained by the Collateral Manager on a non-confidential basis; provided, that the Collateral Manager does not know or have reason to know of any breach by such source of any confidentiality obligations with respect thereto, (viii) such information as may be necessary or desirable in order for the Collateral Manager to prepare, publish and distribute to any Person any information relating to the investment performance of the Collateral during any period that the Collateral Manager serves as an investment adviser to the Issuer, (ix) to potential buyers in connection with a sale of any of the Debt, (x) such information as shall have been publicly disclosed other than in violation of this Agreement and (xi) such information that the Collateral Manager may determine in its sole discretion to be necessary, advisable or desirable. For purposes of this Section 6, none of the Holders of the Debt or the Trustee shall be considered “non-affiliated third parties.”
Notwithstanding anything in this Agreement or the Indenture to the contrary, the Collateral Manager, the Issuer, the Trustee, the Fiscal Agent, the Placement Agent and the Holders and beneficial owners of the Debt (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure (in each case, under applicable federal, state or local law) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such U.S. tax treatment and U.S. tax structure; provided that such U.S. tax treatment and U.S. tax structure shall be kept confidential to the extent reasonably necessary to comply with applicable U.S. federal or state laws.
7.Obligations of Collateral Manager.
Subject to the terms of the Indenture and to Section 10 hereof, the Collateral Manager shall use all commercially reasonable efforts and act in good faith to ensure that no action is taken by it, and shall not intentionally or with reckless disregard take any action, which would (a) materially adversely affect the status of the Issuer for purposes of U.S. federal or state law or any other law which, in the Collateral Manager’s good faith judgment is applicable to the Issuer, (b) not be permitted by the Issuer’s organizational documents, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions which would violate any U.S. federal, state or other applicable securities law the violation of which would adversely affect, in any material respect, the business, operations, assets or financial condition of the Issuer, or the ability of the Collateral Manager to perform its obligations hereunder, (d) require registration of the Issuer or the pool of Collateral as an “investment company” under the Investment Company Act (and such requirement has not been eliminated after a period of 45 days), (e) result in the Issuer violating the terms of, or result in a Default under, the Indenture, including, without limitation, any representations made thereunder with respect to the Assets or (f) adversely affect the interests of the Secured Parties in the pool of Assets in any material respect (other than actions permitted hereunder or under the Indenture); provided that it is understood that, in connection with the

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foregoing provisions and any other provision of this Agreement and any other Transaction Document (including the Indenture) applicable to the Collateral Manager, the Collateral Manager shall not be required to make any independent investigation of any laws or regulations or interpretations thereof that may affect or be applicable to the holders of the Debt. It is further understood that the Collateral Manager and its Affiliates and their respective principals, partners, members, stockholders, directors, managers, managing directors, officers, employees and agents shall not be liable to the Issuer, the Trustee, the Fiscal Agent, any Secured Party or any other Person except as provided in Section 10. If the Collateral Manager is ordered to take any action by the Issuer (which may be by the Board of Managers) that, in the Collateral Manager’s sole judgment, would have one or more of the consequences set forth above, the Collateral Manager shall notify promptly the Issuer, the Trustee and the Rating Agency; provided that the Collateral Manager need not take such action unless the Issuer (which may be by the Board of Managers) again requests the Collateral Manager to do so and the Trustee and a Majority of the Holders of the Debt (voting separately by Class) have consented thereto in writing. In addition, the Collateral Manager need not take such action unless arrangements satisfactory to it are made to insure or indemnify the Collateral Manager from any liability it may incur as a result of such action. The Collateral Manager covenants that it shall comply in all material respects with applicable laws and regulations relating to its performance under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, any indemnification by the Issuer provided for in this Section 7 and in Section 10 shall be payable out of the Assets as an Administrative Expense in accordance with the Priority of Payments.

8.Compensation.
(a)The Issuer shall pay to the Collateral Manager, for services rendered and performance of its obligations under this Agreement, the Base Management Fee, the Subordinated Management Fee and the Incentive Management Fee at the times, in the amounts and with the priority provided in the Indenture and in this Agreement.
(b)The Collateral Manager may elect in its sole discretion to defer payment of all or a portion of the Base Management Fees or the Subordinated Management Fees on any Payment Date by providing written notice thereof to the Trustee of such election at least five Business Days prior to such Payment Date (such amounts, together with any amounts so deferred, or deferred as a result of insufficient funds, on prior Payment Dates that remain unpaid, the “Deferred Base Management Fee” or the “Deferred Subordinated Management Fee,” as applicable, and, collectively, the “Deferred Management Fees”). The Collateral Manager may elect to receive payment of all or any portion of the Deferred Base Management Fee or the Deferred Subordinated Management Fee on any Payment Date to the extent of funds available in accordance with the Priority of Payments (including in accordance with the Deferred Base Management Fee Cap) on such Payment Date by providing notice to the Trustee of such election and the amount of such fees to be paid on or before five Business Days preceding such Payment Date. No prior election to defer the payment of all or a portion of the Base Management Fees or the Subordinated Management Fees on a Payment Date shall imply a similar election on a subsequent Payment Date. Any election to waive the Management Fees or Deferred Management

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Fees may also be made by written standing instructions to the Trustee; provided that such standing instruction may be rescinded by the Collateral Manager at any time.
(c)If this Agreement is terminated pursuant to Section 12 or 13, any accrued and unpaid Management Fees or Deferred Management Fees will immediately become due and payable in accordance with the Priority of Payments on the next Payment Date to the outgoing Collateral Manager; provided that with respect to the Incentive Management Fee, any Incentive Management Fee payable on the Payment Date occurring immediately following the date of such termination shall be payable in accordance with the Priority of Payments on such Payment Date or any Payment Date thereafter to the terminated Collateral Manager and the successor collateral manager pro rata based on the number of days each served as Collateral Manager during the Collection Period in which this Agreement is terminated.
(d)Without limitation of Section 8(b), the Collateral Manager may in its sole discretion also elect to waive payment of all or a portion of the Management Fees (including any Deferred Management Fees and any accrued and unpaid interest thereon) that are due and payable in accordance with the Priority of Payments on any Payment Date and designate that the amount of such waived Management Fees or Deferred Management Fees be applied as Interest Proceeds or Principal Proceeds (as specified by the Collateral Manager in its sole discretion) under the Priority of Payments by providing written notice to the Trustee of such election and specification at least five Business Days prior to such Payment Date. If there are insufficient funds to pay the Base Management Fee or the Subordinated Management Fee in full on any Payment Date, the amount due and unpaid will be deferred and will be payable on such later Payment Date on which funds are available in accordance with the Priority of Payments. Accrued and unpaid Base Management Fees or unpaid Subordinated Management Fees deferred at the election of the Collateral Manager shall be deferred without interest. For the avoidance of doubt, accrued and unpaid Base Management Fees or Subordinated Management Fees that are deferred as a result of insufficient funds in accordance with the Priority of Payments shall bear interest at the Reference Rate applicable to the Rated Debt for each Interest Accrual Period that such amount is unpaid plus 0.30% per annum and will be payable on such later Payment Date on which funds are available in accordance with the Priority of Payments.
(e)Unless otherwise specified herein (including clause (ix) of the following sentence) or in the Indenture, the Collateral Manager shall be responsible for its ordinary rent, office expenses and employee salaries incurred in connection with the performance of its obligations pursuant to this Agreement. Except as set forth in the preceding sentence, to the extent funds are available therefor in accordance with the Priority of Payments, the Collateral Manager will be paid and reimbursed by the Issuer, for all reasonable costs and expenses whatsoever incurred by the Collateral Manager in connection with entering into this Agreement and the performance of its obligations hereunder or incurred in connection with the transactions contemplated hereby or by the Indenture, including, without limitation, any and all of the following, whether incurred by the Collateral Manager before or after the Closing Date, (i) rating agency expenses, (ii) specialty and custom software expenses for the monitoring of the Collateral Obligations, Equity Securities, Restructured Assets, Eligible Investments and other assets of the Issuer, annual software licensing fees and other subscription costs or professional expenses, due

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diligence costs, research costs, and any reasonable travel and related expenses, (iii) the fees and disbursements of the Collateral Manager and its counsel with respect to the offering and sale of the Debt, (iv) the reasonable expenses of employing outside lawyers or consultants in connection with the restructuring of any Collateral Obligation, (v) fees payable to the independent manager of the Issuer, (vi) the reasonable fees and expenses of employing outside lawyers to provide advice with respect to any provisions of the Indenture, this Agreement or all Transaction Documents, including any amendment or waiver thereto or hereto, (vii) the reasonable expenses of exercising observation rights (including through a representative) pursuant to Section 18, (viii) data services fees of the Collateral Manager of up to $100,000 per annum, (ix) reasonable costs and expenses incurred in connection with any action taken with respect to the Collateral Obligations, Restructured Asset, Equity Security, Eligible Investments and other assets of the Issuer (including, without limitation, costs and expenses incurred with respect to potential investments by the Issuer, even if such investment is not made by or on behalf of the Issuer, and brokerage commissions) and (x) the reasonable fees and expenses of employing outside lawyers or consultants in connection with the Advisers Act and any other law, rule or regulation. Notwithstanding the foregoing, in the event the Collateral Manager has documented fees or expenses that are allocable to one or more entities in addition to the Issuer to which the Collateral Manager provides management or advisory services, the Issuer shall be responsible for only a pro rata portion of such fees and expenses, based on the aggregate assets under management of all entities to which such costs or expenses are allocable. All obligations of the Issuer pursuant to this Section 8(e) shall be subject to, and payable only in accordance with, the Priority of Payments.
9.Benefit of the Agreement.
The Collateral Manager agrees that its obligations under this Agreement shall be enforceable by the Issuer and the Trustee on behalf of the Secured Parties.
10.Limits of Collateral Manager Responsibility; Indemnification.
(a)Subject to Section 7, the Collateral Manager assumes no responsibility under this Agreement other than to render the services called for hereunder and under the terms of the Indenture applicable to it with reasonable care and in good faith and, subject to the standard of care described in the next succeeding sentence, shall not be responsible for any action of the Issuer or the Trustee in following or declining to follow any advice, recommendation or direction of the Collateral Manager. The Collateral Manager and its Affiliates and their respective principals, partners, members, stockholders, directors, managers, managing directors, officers, employees and agents shall not be liable to the Issuer, the Originator, the Trustee, the Fiscal Agent, the Collateral Administrator, any Secured Party or the Holders of the Debt or any other Persons for any Losses (as defined below) incurred, or for any decrease in the value of the Assets, as a result of the actions taken or recommended, or for any omissions, by the Collateral Manager or its Affiliates or their respective principals, partners, members, stockholders, directors, managers, managing directors, officers, employees or agents under this Agreement or the Indenture, except (i) by reason of acts or omissions which have been determined in a final, non-appealable judicial proceeding to constitute bad faith, willful

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misconduct or gross negligence in the performance of, or reckless disregard with respect to, its obligations hereunder; or (ii) that arise out of or are based upon any untrue statement or omission of a material fact in an Offering Circular based upon information contained in the Collateral Manager Information (each, a “Collateral Manager Breach”). United States federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith and nothing contained herein will constitute a waiver or limitation of any rights which the Issuer or any holder of Debt may have under any applicable federal or state securities laws. Notwithstanding anything in this Agreement or the Indenture to the contrary, any obligation of the Collateral Manager to apply commercially reasonable efforts in purchasing and disposing of Collateral Obligations, Restructured Assets, Permitted Equity Securities, Equity Securities and Eligible Investments and the performance of its other duties under this Agreement and the Indenture shall permit the Collateral Manager to take into account its investment decision-making process and any other considerations it deems appropriate. It is understood in connection with the foregoing provisions and any other provision of this Agreement and any other Transaction Document (including the Indenture) applicable to the Collateral Manager, that the Collateral Manager is not required to make any independent investigation of any laws or regulations or interpretations thereof that may affect or be applicable to the holders of the Debt. The Collateral Manager and its Affiliates and their respective principals, partners, members, stockholders, directors, managers, managing directors, officers, employees and agents shall be entitled to indemnification by the Issuer in accordance with Section 10(b) and the Priority of Payments. Notwithstanding anything to the contrary in this Agreement or in the Indenture, in no event shall the Collateral Manager or its Affiliates be liable for special, indirect, consequential or punitive damages.
(b)To the maximum extent allowed under applicable law, including, without limitation, as applicable, ERISA, the Issuer shall indemnify and hold harmless (the Issuer, in such case the “Indemnifying Party”) the Collateral Manager and its Affiliates and their respective principals, partners, members, stockholders, directors, managers, managing directors, officers, employees and agents (each, an “Indemnified Party”) from and against any and all expenses, losses, damages, liabilities, demands, charges or claims of any nature whatsoever (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), as incurred, in respect of or arising from (i) the issuance or the incurrence of the Debt, (ii) the transactions described in any Offering Circular, the Indenture, this Agreement or the Transaction Documents, (iii) any action or failure to act by any Indemnified Party, or (iv) in respect of any untrue statement or alleged untrue statement of a material fact contained in any Offering Circular, or any omission or alleged omission to state a material fact necessary to make the statements in any Offering Circular, in light of the circumstances under which they were made, not misleading; provided that with respect to the foregoing indemnity, the Issuer shall not be liable for any Losses that arise out of or are based upon any Collateral Manager Breach. The obligations of the Issuer under this Section 10 to indemnify any Indemnified Party for any Losses will be payable solely out of the Assets in accordance with the Priority of Payments. Notwithstanding anything to the contrary in this Agreement or the Indenture, in no event will the Collateral Manager or its Affiliate be liable for special, indirect, consequential or punitive damages.

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The foregoing provisions, however, shall not be construed to relieve any person of any liability to the extent that such liability may not be waived, modified or limited under applicable law.
An Indemnified Party shall (or with respect to the Collateral Manager’s Affiliates and the principals, partners, members, stockholders, directors, managers, managing directors, officers, employees and agents of the Collateral Manager and its Affiliates, the Collateral Manager shall cause such Indemnified Party to) notify promptly the Indemnifying Party if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim for indemnification under this Section 10, but failure so to notify the Indemnifying Party (i) shall not relieve such Indemnifying Party from its obligations under this Section 10 unless and to the extent that it did not otherwise learn of such action or proceeding and to the extent such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses and (ii) shall not, in any event, relieve the Indemnifying Party of any obligations to any Person entitled to indemnity pursuant to this Section 10 other than the indemnification obligations provided for in this Section 10.
(c)With respect to any claim made or threatened against an Indemnified Party, or compulsory process or request served upon such Indemnified Party for which such Indemnified Party is or may be entitled to indemnification under this Section 10, such Indemnified Party shall (or with respect to the Collateral Manager’s Affiliates and the principals, partners, members, stockholders, directors, managers, managing directors, officers, employees and agents of the Collateral Manager and its Affiliates, the Collateral Manager shall cause such Indemnified Party to), at the Indemnifying Party’s expense:
(i)provide the Indemnifying Party such information and cooperation with respect to such claim as the Indemnifying Party may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request;
(ii)cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such claim;
(iii)in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, to participate in the investigation, defense and settlement of such claim and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and, after notice from the Indemnifying Party to such Indemnified Party of its election to so assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses directly related to the defense thereof, in each case subsequently incurred by such Indemnified Party, other than reasonable costs of investigation;

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(iv)neither incur any material expense to defend against any such claim nor make any admission with respect thereto (other than routine or incontestable admissions or factual admissions the failure to make which would expose such Indemnified Party to (A) unindemnified liability or (B) any liability in respect of which, in the good faith determination of such Indemnified Party, the Indemnifying Party is unlikely to have sufficient funds available to indemnify the Indemnified Party in full, taking into account the priorities set forth in Article XI of the Indenture) without the prior written consent of the Indemnifying Party; provided that the Indemnifying Party shall have advised such Indemnified Party that such Indemnified Party is entitled to be indemnified hereunder with respect to such claim; and
(v)without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, neither release, settle or compromise any claim giving rise to a claim for indemnity hereunder, nor permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnifying Party of a release from liability substantially equivalent to the release given by the claimant to such Indemnified Party in respect of such claim; provided that such Indemnified Party shall not be required to seek or obtain such consent if it determines in good faith, that the Indemnifying Party is unlikely to have sufficient funds available to indemnify it in full, taking into account the priorities set forth in Article XI of the Indenture; provided that the Indemnifying Party shall have advised such Indemnified Party that such Indemnified Party is entitled to be indemnified hereunder with respect to such claim.
(d)In the event that any Indemnified Party expressly waives in writing its right to indemnification hereunder, the Indemnifying Party shall not be entitled to appoint counsel to represent such Indemnified Party nor shall the Indemnifying Party reimburse such Indemnified Party for any costs of counsel to such Indemnified Party.
(e)In the discharge of its obligations with respect to the replacement of the Reference Rate, the Collateral Manager will not be liable for actions taken or omitted to be taken in good faith and without willful misconduct. The Issuer, subject to the foregoing, will waive and release any and all claims, and the Indenture will provide that the Holders will be deemed to have waived and released any and all claims, with respect to any action taken or omitted to be taken with respect to an alternative reference rate, including, without limitation, determinations as to the selection of an alternative Reference Rate, and the implementation of any Reference Rate Amendment.
11.No Partnership or Joint Venture.
The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager shall be, for all purposes herein, deemed to be an independent contractor and shall, unless otherwise expressly provided

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herein or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer.
12.Term; Termination.
(a)This Agreement shall continue in force until the first of the following occurs: (i) the payment in full or redemption or prepayment in whole of the Debt and the termination of the Indenture in accordance with its terms; (ii) the liquidation of the Assets and the final distribution of the proceeds of such liquidation to the Holders; or (iii) the termination of this Agreement in accordance with Section 12(b) or (c) or Section 13. In the absence of the circumstances described in clause (i) or (ii) of the preceding sentence, no termination of this Agreement or any removal or resignation of the Collateral Manager shall be effective until written acceptance of appointment by a successor collateral manager and the effective assumption by such successor collateral manager of the duties of the Collateral Manager have been received. The Collateral Manager hereby acknowledges and agrees that the Collateral Manager shall continue to perform its obligations hereunder and under the Indenture in the manner provided herein and therein until the payment in full or redemption in whole of the Debt and the termination of the Indenture in accordance with its terms unless any of the events described in clause (ii) or (iii) of the second preceding sentence occur prior thereto.
(b)Notwithstanding any other provision hereof to the contrary, this Agreement may be terminated without cause by the Collateral Manager, and the Collateral Manager may resign, upon 90 days’ prior written notice to the Issuer and the Trustee (who shall forward notice to the Loan Agent who will forward to the Class A-L1 Lenders and Class A-L2 Lenders) (or such shorter period as is acceptable to the Issuer; provided that the Collateral Manager shall have the right to resign immediately upon the effectiveness of any material change in applicable law or regulations that renders the performance by the Collateral Manager of its duties under this Agreement or under the Indenture to be a violation of such law or regulation). The Issuer shall use its best efforts to appoint a successor Collateral Manager to assume such duties and obligations.
(c)This Agreement shall be automatically terminated in the event that the Board of Managers determines in good faith that the Issuer or any portion of the pool of Assets has become required to register as an investment company under the provisions of the Investment Company Act by virtue of any action taken by the Collateral Manager (and such requirement has not been eliminated after a period of 45 days), and the Issuer notifies the Collateral Manager thereof.
(d)If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in Sections 2(h)(i), 6, 8(c), 10, 14, 15 and 33, which provisions shall survive the termination of this Agreement.
(e)Within 30 days of the resignation, termination or removal of the Collateral Manager pursuant to Section 12 or 13 while any of the Debt is outstanding, a Majority of the Preferred Interests shall propose an Eligible Successor Collateral Manager to the Issuer by

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delivering notice thereof to the Trustee, the Collateral Manager and the holders of the Controlling Class. A Majority of the Controlling Class will either (i) consent to such successor collateral manager, or (ii) propose an Eligible Successor Collateral Manager by delivering notice of such proposed successor to the Trustee, the Collateral Manager and the holders of the Preferred Interests within 30 days of receipt of notice from a Majority of the Preferred Interests. If such notice is received by the Trustee within such time period, a Majority of the Preferred Interests will have 30 days from receipt of such notice to (i) object to such successor collateral manager, and (ii) propose an Eligible Successor Collateral Manager by delivery of notice of such objection and proposed successor to the Trustee, the Collateral Manager and the holders of the Controlling Class. If no such notice is received by the Trustee within such time period, such proposed successor collateral manager shall be appointed Collateral Manager. If, however, such notice is received by the Trustee within such time period, a Majority of the Controlling Class shall have 30 days from receipt of such notice to either (i) consent to such successor collateral manager, or (ii) propose an Eligible Successor Collateral Manager by delivery of notice of such objection and proposed successor to the Trustee, the Collateral Manager and the holders of the Preferred Interests. If such notice is received by the Trustee within such time period, a Majority of the Preferred Interests shall have 30 days from receipt of such notice to object to such successor collateral manager by delivery of notice of such objection to the Trustee, the Collateral Manager and the holders of the Controlling Class. If such notice is received by the Trustee within such time period, a Majority of the Controlling Class, a Majority of the Preferred Interests or the resigning or removed collateral manager may petition any court of competent jurisdiction for the appointment of a successor collateral manager without the approval of any holders. Any notice to holders contemplated above may be effected by delivering such notice to the Trustee for delivery to the holders of the appropriate Class of Debt in accordance with the terms of the Indenture.
(f)Notwithstanding the foregoing, if no successor collateral manager shall have been appointed by the Issuer or an instrument of acceptance by a successor collateral manager shall not been delivered as provided in clause (g) below within 90 days following the date of resignation, termination or removal of the Collateral Manager (unless the expiration of such 90-day period is caused by delays in satisfying the Rating Agency Confirmation, in which case such Rating Agency Confirmation must be satisfied no later than 30 days after the expiration of such 90-day period), any of the resigning or removed Collateral Manager, the Issuer or any Holder may petition any court of competent jurisdiction for the appointment of a successor collateral manager, in either such case, whose appointment shall become effective after such successor has accepted its appointment without the approval of any holder of Debt.
(g)An “Eligible Successor Collateral Manager” shall be an institution that (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager, (ii) is legally qualified and has the capacity to act as collateral manager and assume all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the applicable terms of the Indenture, (iii) by its appointment will not cause or result in the Issuer or any portion of the Assets becoming required to register under the provisions of the Investment Company Act and (iv) has accepted its appointment in writing and has agreed to perform all duties of the Collateral Manager pursuant to this Agreement and

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any letter agreement that the Collateral Manager executed in connection with its duties hereunder.
(h)Upon the acceptance by a successor Collateral Manager of such appointment, all rights and obligations of the Collateral Manager under this Agreement shall terminate, except as provided in Sections 2(h)(i), 6, 8(c), 10, 14(a), 15 and 33. Upon expiration of the applicable notice period with respect to termination specified in this Section 12 or Section 13, as applicable, and upon the acceptance by a successor Collateral Manager of such appointment, all authority and power of the Collateral Manager under this Agreement and the Indenture, whether with respect to the Assets or otherwise, shall automatically and without further action by any Person pass to and be vested in the successor Collateral Manager upon the appointment thereof. Nevertheless, the Collateral Manager shall take such steps as may be reasonably necessary to transfer such authority and power.
13.Termination for Cause.
This Agreement may be terminated, and the Collateral Manager may be removed (1) by the Issuer for cause upon ten (10) Business Days’ prior written notice from the Issuer or (2) by the Issuer or the Trustee for cause, upon ten (10) Business Days’ prior written notice at the direction of a Majority of the Controlling Class (excluding, in each case, any Manager Debt) unless a Majority of the Controlling Class withdraws such direction within ten (10) Business Days after such written notice by the Issuer or the Trustee; provided that the termination of this Agreement pursuant to Section 13(c) shall be automatic with no notice required from the Issuer, the Trustee or any other person. Notice of such removal for cause shall be given by or on behalf of the Issuer to the Holders of each Class of Debt. In determining whether the requisite number of the Holders of Debt has given such direction pursuant to this Section 13 and any related direction under Section 12 in connection with a removal or termination for cause (but, notwithstanding anything herein to the contrary, not for a replacement following a removal for cause), Debt owned by the Collateral Manager or any Affiliate (including any Debt held by the Collateral Manager or any of its Affiliates or any fund established and controlled by the Collateral Manager or any Affiliate thereof) shall be disregarded and deemed not to be Outstanding. No such termination or removal shall be effective until the date as of which a successor collateral manager shall have agreed in writing to assume all of the Collateral Manager’s duties and obligations pursuant to this Agreement. For purposes of determining “cause” with respect to termination of this Agreement pursuant to this Section 13, such term shall mean only any one of the following events:
(a)willful violation or willful breach by the Collateral Manager of any provision of this Agreement or the Indenture applicable to the Collateral Manager (unrelated to the economic performance of the Collateral), it being understood that an action (or failure to act) by the Collateral Manager based on its good faith interpretation of a provision of the Collateral Management Agreement or the Indenture will not be considered a willful violation or willful breach;
(b)violation by the Collateral Manager of any material provision of this Agreement or the Indenture applicable to the Collateral Manager (other than as covered by the

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preceding clause (a) and it being understood that the failure of any Coverage Test, Investment Criteria, Interest Diversion Test or Collateral Quality Test is not such a violation) which violation (1) has a material adverse effect on the Holders and (2) if capable of being cured, is not cured within 30 days of the Collateral Manager having actual knowledge of, or receiving notice from the Issuer or the Trustee of, such violation, or, if such violation is not capable of cure within 30 days but is capable of being cured in a longer period, the Collateral Manager fails to cure such violation within the period in which a reasonably prudent person could cure such violation, but in no event greater than 60 days of the Collateral Manager having actual knowledge of, or receiving notice from the Issuer or the Trustee of, such violation;
(c)the Collateral Manager is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager and continue undismissed for 60 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, winding-up, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 days;
(d)the occurrence of any act constituting fraud or criminal negligence and resulting in a conviction by the Collateral Manager or any managing director of the Collateral Manager who has direct supervisory responsibility for the investment activities of the Issuer and such managing director continues to have such direct supervisory responsibility for a period of 30 days after such conviction; or
(e)the occurrence of any event specified in clause (a) or (b) of the definition of Event of Default which default is directly the result of any act or omission of the Collateral Manager resulting from a breach of its duties under this Agreement or under the Indenture (unrelated to the economic performance of the Assets), which breach is not cured within any applicable cure period.
If any of the events specified in this Section 13 shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer, the Trustee and the Rating

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Agency then rating the Debt upon the Collateral Manager’s having actual knowledge of the occurrence of such event.
14.Action Upon Termination.
(a)From and after the effective date of termination of this Agreement, the Collateral Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accrued to the date of termination and its pro rata portion of any Incentive Management Fee payable on the Payment Date occurring immediately following such date of termination, as provided in Section 8(c), and shall be entitled to receive any amounts owing under Sections 7, 8 and 10. For the avoidance of doubt, following the resignation or removal of the Collateral Manager, any deferral of accrued and unpaid Management Fees or any Deferred Management Fees will be treated as if the outgoing Collateral Manager had given notice to the Trustee of the Collateral Manager’s election to receive payment of all of the Deferred Management Fees and shall be payable to the outgoing Collateral Manager on the next Payment Date in accordance with the Priority of Payments and any ongoing discretionary deferral by the outgoing Collateral Manager shall thereafter terminate and have no further force or effect. Upon termination, the Collateral Manager shall as soon as practicable:
(i)deliver to the Issuer or to the successor collateral manager if so directed by the Issuer, all property and documents of the Trustee or the Issuer or otherwise relating to the Assets then in the custody of the Collateral Manager; provided that the Collateral Manager may keep copies of any documents required to be retained in compliance with the record keeping requirements of the Advisers Act; and
(ii)deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor collateral manager appointed pursuant to Sections 12(e), (f) and (g).
Notwithstanding such termination, the Collateral Manager shall remain liable for its acts or omissions hereunder to the extent set forth in Section 10 arising prior to termination and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a breach of the representations and warranties made by the Collateral Manager in Section 17(b) or from any failure of the Collateral Manager to comply with the provisions of this Section 14 or its obligations under Section 2(h)(i) and Section 6 (with respect to confidentiality).
The Collateral Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Indenture or any of the Assets (excluding any such Proceeding in which claims are asserted against the Collateral Manager) upon receipt of appropriate indemnifications and expense reimbursement.
(b)The Issuer agrees that it shall give the Rating Agency then rating the Rated Debt notice of any resignation or removal of the Collateral Manager under this Agreement and of the appointment of any successor collateral manager.

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15.Use of Name.
The Collateral Manager hereby grants to the Issuer a non-exclusive, non-transferable license to use the name “Carlyle” as part of the name of the Issuer and in offering memoranda, statements and reports to investors and other documents with respect to the Issuer. It is understood that the name “Carlyle” and any logo associated with that name is the valuable property of the Collateral Manager. From and after the effective date of termination of this Agreement, the Collateral Manager shall be entitled to direct the Issuer to cease to use the “Carlyle” name and logo and to take such action as may be necessary to change their respective names and to eliminate all references to such name and logo in the Issuer’s statements and reports to investors and other documents in respect of the Issuer as promptly as possible thereafter, provided that the Collateral Manager shall reimburse the Issuer for any reasonable fees and expenses incurred in connection with such direction.
16.Assignments.
The Collateral Manager may not assign any of its rights or responsibilities under this Agreement without (a) obtaining a Rating Agency Confirmation for such assignment and (b) the written consent of the Issuer, a Majority of the Controlling Class and a Majority of the Preferred Interests; provided that, notwithstanding the foregoing, the Collateral Manager shall be permitted to assign any or all of its rights and delegate any or all of its obligations under this Agreement to an Affiliate (without the consent of the Issuer, a Majority of the Controlling Class, a Majority of the Preferred Interests or any other Person, or without obtaining a Rating Agency Confirmation) so long as such an assignment does not constitute an “assignment” for purposes of Section 205(a)(2) of the Advisers Act and such Affiliate (A) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager under this Agreement and the Indenture; (B) is legally qualified and has the capacity to act as Collateral Manager under this Agreement; (C) has the systems and technology, or rights to the systems and technology, necessary to perform the duties and obligations being assigned or delegated to it; and (D) immediately after such assignment performs its obligations under this Agreement using substantially the same team of principal individuals which would have performed such obligations had the assignment not occurred; provided, further, that to the extent any consent is required under the Advisers Act for any assignment pursuant to the immediately preceding proviso, the Collateral Manager will obtain the consent of the Issuer (which may be by the Board of Managers). Notwithstanding the foregoing, the assignment by the Collateral Manager of any or all of its rights or the delegation of any or all of its obligations under this Agreement to any Affiliate will require prompt notification to the Controlling Class and the Rating Agency.
Notwithstanding the immediately preceding paragraph, without the consent of, opportunity to object or any other action by, the Issuer or any holder of Debt or any other Person, and without Rating Agency Confirmation, the Collateral Manager may assign this Agreement and all of its rights or obligations under this Agreement to any person into which the Collateral Manager may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Collateral Manager or the

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collateral management business of the Collateral Manager is a party, or any person otherwise acquiring or succeeding to all or substantially all of the collateral management business of the Collateral Manager, provided that the surviving entity (A) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager under this Agreement and the Indenture, (B) is legally qualified and has the capacity to act as Collateral Manager under this Agreement and (C) has the systems and technology, or rights to the systems and technology, necessary to perform the duties and obligations being assigned or delegated to it; provided, further, that, to the extent any consent is required under the Advisers Act for any assignment pursuant to the immediately preceding proviso, the Collateral Manager shall obtain the consent of the Issuer (which may be by the Board of Managers).
Any assignment made in accordance with this Agreement shall bind the assignee hereunder in the same manner as the Collateral Manager is bound, including pursuant to any previously existing letter agreement. In addition, the assignee shall execute and deliver to the Issuer, the Trustee and the Rating Agency then rating the Rated Debt a counterpart of this Agreement naming such assignee as Collateral Manager. Upon the execution and delivery of such a counterpart by the assignee, the Collateral Manager shall be released from further obligation pursuant to this Agreement, except with respect to its obligations arising under Section 10 prior to such assignment and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a breach of the representations and warranties made by the Collateral Manager in Section 17(b) or from any failure of the Collateral Manager to comply with the provisions of this Section 16 or its obligations under Section 2(h)(i) and Section 6 (with respect to confidentiality). In addition, Sections 8(c), 14, 15, 22, 24, 25 and 33 shall survive any release of the Collateral Manager from its obligations under this Agreement pursuant to any assignment.
This Agreement shall not be assigned by the Issuer without the prior written consent of the Collateral Manager, the Trustee and a Majority of each Class of Debt, except in the case of assignment by the Issuer (i) to an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder, or (ii) to the Trustee as contemplated by the Indenture. In the event of any assignment by the Issuer, the Issuer shall use reasonable efforts to cause its successor to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.
17.Representations and Warranties.
(a)The Issuer hereby represents and warrants to the Collateral Manager as follows:
(i)The Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to own its assets and the securities proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or

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lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement, the Account Agreement, the Indenture or the Debt would require such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer.
(ii)The Issuer has full limited liability company power and authority to execute and deliver this Agreement, the Indenture, the Class A-L1 Loan Agreement, the Class A-L2 Loan Agreement, the Account Agreement and the Debt and perform all obligations required hereunder and thereunder and has taken all necessary action to authorize this Agreement, the Indenture, the Class A-L1 Loan Agreement, the Class A-L2 Loan Agreement, the Account Agreement and the Debt on the terms and conditions hereof and thereof and the execution, delivery and performance of this Agreement, the Indenture, the Class A-L1 Loan Agreement, the Class A-L2 Loan Agreement, the Account Agreement and the Debt and the performance of all obligations imposed upon it hereunder and thereunder. No consent of any other person including, without limitation, stockholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that may be required under state securities or “blue sky” laws and those that have been or shall be obtained in connection with this Agreement, the Indenture, the Class A-L1 Loan Agreement, the Class A-L2 Loan Agreement, the Account Agreement or the issuance or the incurrence of the Debt, is required by the Issuer in connection with this Agreement, the Indenture, the Class A-L1 Loan Agreement, the Class A-L2 Loan Agreement, the Account Agreement or the Debt or the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture, the Class A-L1 Loan Agreement, the Class A-L2 Loan Agreement, the Account Agreement or the Debt or the obligations imposed upon it hereunder or thereunder. This Agreement, the Indenture, the Class A-L1 Loan Agreement, the Class A-L2 Loan Agreement, the Account Agreement and the Debt constitute, and each instrument or document required hereunder or thereunder, when executed and delivered hereunder or thereunder, shall constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding up or similar event applicable to the Issuer and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
(iii)The execution, delivery and performance of this Agreement and the documents and instruments required hereunder shall not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the organizational documents of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets is or may be bound, the

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violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer, and shall not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).
(iv)The Issuer is not an “investment company” which is required to be registered under the Investment Company Act.
(v)The Issuer is not in violation of its organizational documents or in breach or violation of or in default under the Indenture, the Account Agreement or any contract or agreement to which it is a party or by which it or any of its assets may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the performance by the Issuer of its duties hereunder.
(b)The Collateral Manager hereby represents and warrants to the Issuer as follows:
(i)The Collateral Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified as a foreign limited liability company and is in good standing under the laws of each jurisdiction where the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the validity or enforceability of this Agreement and the provisions of the Indenture applicable to the Collateral Manager; or the performance by the Collateral Manager of its duties hereunder or thereunder. The Collateral Manager is a registered investment adviser under the United States Investment Advisers Act of 1940, as amended (the “Advisers Act”).
(ii)The Collateral Manager has the necessary power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and under the provisions of the Indenture applicable to the Collateral Manager and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder and under the terms of the Indenture applicable to the Collateral Manager. No consent of any other person, including, without limitation, creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations required hereunder or under the terms of the Indenture applicable to the Collateral Manager. This Agreement has been, and each instrument and document required hereunder or under the terms of the Indenture, will be, executed and delivered by a duly

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authorized officer of the Collateral Manager, and this Agreement constitutes, and each instrument and document required hereunder or under the terms of the Indenture when executed and delivered by the Collateral Manager hereunder or under the terms of the Indenture, will constitute, the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with their terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
(iii)The execution, delivery and performance of this Agreement and the performance by the Collateral Manager of the terms of the Indenture applicable to it will not violate any provision of any existing law or regulation binding on the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the organizational documents of, or any securities issued by the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Collateral Manager or any of its subsidiaries, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.
(iv)There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Collateral Manager, threatened that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Collateral Manager hereunder.
(v)The Collateral Manager is not in violation of its organizational documents or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Collateral Manager or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Collateral Manager hereunder, or the performance by the Collateral Manager of its duties hereunder or thereunder.
(vi)The information (as such information may be amended or supplemented) provided by the Collateral Manager expressly for inclusion in the Collateral Manager Information does not purport to provide the scope of disclosure required to be included in

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a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act; however, the Collateral Manager Information contained in the Offering Circular as of its date (or, if amended or supplemented, as consented to by the Collateral Manager, as of the date of any such amendment or supplement of or to such information), and as of the Closing Date does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
18.Observation Rights.
The Issuer covenants and agrees that, upon request by the Collateral Manager, the Issuer shall notify the Collateral Manager in advance of each meeting of the Board of Managers. In addition, upon request by the Collateral Manager, the Issuer will provide to the Collateral Manager, at the time of distribution to the Board of Managers, any materials to be distributed to the Board of Managers in connection with such meeting. The Issuer will afford a representative of the Collateral Manager the opportunity to be present at each such meeting upon request by the Collateral Manager, in person or by telephone at the option of the Collateral Manager.
19.Notices.
Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including by facsimile) and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of notice by facsimile or electronic mail, when received in legible form (as evidenced by the sender’s written record of a telephone call to the recipient in which the recipient acknowledged receipt of such facsimile or electronic mail message), in each case addressed as set forth in Section 14.3 of the Indenture.
Any party may alter the mailing address, facsimile number or electronic mail address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 19 for the giving of notice.
20.Binding Nature of Agreement; Successors and Assigns; No Third-Party Beneficiaries.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and the Trustee and their respective heirs, personal representatives, successors and assigns as provided herein. Other than the parties hereto and the Trustee and their respective heirs, personal representatives, successors and assigns there are and shall be no third-party beneficiaries of this Agreement.

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21.Entire Agreement; Amendments.
(a)This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
(b)This Agreement may be amended with the consent of each party hereto, and without the consent of Holders and without obtaining Rating Agency Confirmation, if such amendment is effected in order to:
(i)correct inconsistencies, typographical or other errors, defects or ambiguities,
(ii)conform this Agreement to the Offering Circular or the Indenture (including any supplemental indentures),
(iii)effect a change that is currently necessary or necessary to avoid future lack of compliance, as determined by the Collateral Manager in its commercially reasonable judgment to comply with the Volcker Rule or the U.S. Retention Requirements applicable to the Collateral Manager, its Affiliates or the Issuer, or to reduce, eliminate or otherwise mitigate the impact, or applicability, of the Volcker Rule or the U.S. Retention Requirements on the Collateral Manager, its Affiliates or the Issuer (and the Collateral Manager will have the right to cause the Issuer to effect such amendment), or
(iv)to take any action advisable to prevent the Issuer from becoming subject to withholding or other taxes, fees or assessments.
Notwithstanding anything in the Collateral Management Agreement or the Indenture to the contrary, in connection with an Optional Redemption (including with Refinancing Proceeds) of all, but not less than all, Classes of the Rated Debt in whole, but not in part, that is consented to (and/or directed by) either the Collateral Manager or the Requisite Equity, the Collateral Manager and the Issuer may, with the consent of such Requisite Equity (and without the consent of any other noteholder or any other notice or Rating Agency requirement), amend, amend and restate or otherwise modified the Collateral Management Agreement.
Any other amendment to this Agreement shall be permitted with the consent of a Majority of the Controlling Class and a Majority of the Preferred Interests and notice to the Rating Agency.

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22.Conflict with the Indenture.
In the event that this Agreement requires any action to be taken with respect to any matter and the Indenture requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Indenture in respect thereof shall control.
23.Subordination and Assignment.
The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Manager agrees to be bound by the provisions of, Article XI of the Indenture and each of the Collateral Manager and Issuer hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture. Without limiting the foregoing, the Collateral Manager hereby acknowledges and agrees that its claims in respect of any accrued and unpaid Incentive Management Fee shall, both before and after the commencement of the winding-up of the Issuer, be subordinated to the claims of the Holders of the Preferred Interests to the payment of any distribution on the Preferred Interests in the manner and to the extent provided in the Priority of Payments.
24.Governing Law; Submission to Jurisdiction; Venue, Etc.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
With respect to Proceedings relating to this Agreement, to the fullest extent permitted by applicable law, each party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
THE PARTIES HERETO IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO EACH SUCH PARTY AT THE ADDRESS SPECIFIED IN SECTION 19 OF THIS AGREEMENT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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25.Indulgences Not Waivers.
Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
26.Costs and Expenses.
The reasonable costs and expenses (including the fees and disbursements of counsel and accountants) incurred by the Collateral Manager in connection with the negotiation and preparation of and the execution of this Agreement, and all matters incident thereto, shall be borne by the Issuer as an Administrative Expense.
27.Titles Not to Affect Interpretation.
The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
28.Execution in Counterparts.
This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
29.Provisions Separable.
The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

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30.Number and Gender.
Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
31.Written Disclosure Statement.
The Issuer acknowledges receipt of Part II of the Collateral Manager’s Form ADV filed with the Securities and Exchange Commission, as required by Rule 204-3 under the Advisers Act, more than 48 hours’ prior to the date of execution of this Agreement.
32.Survival of Representations, Warranties and Indemnities.
Each representation and warranty made or deemed to be made herein or pursuant hereto, and each indemnity provided for hereby, shall survive indefinitely.
33.Non Recourse.
(a)Notwithstanding any other provision of this Agreement to the contrary, no recourse shall be had for the payment of any amount owing in respect of this Agreement, from time to time and at any time, against any officer, director, employee, stockholder or incorporator of the Issuer. All obligations of the Issuer under this Agreement, shall constitute limited recourse obligations of the Issuer. Recourse in respect of any obligations of the Issuer hereunder shall, from time to time and at any time, be limited to the amounts derived from or referable to the Assets available at such time distributed in accordance with the Priority of Payments. Upon the exhaustion of the Assets, all remaining claims against the Issuer arising from this Agreement or any transaction contemplated hereby shall be extinguished and shall not thereafter revive.
(b)This Section 33 shall survive the termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
CARLYLE GLOBAL CREDIT INVESTMENT MANAGEMENT L.L.C., as Collateral Manager
By: ________________________________
Name:
Title:

CARLYLE DIRECT LENDING CLO 2024-1, LLC, as Issuer
By:     ______________________________
Name:
Title:
[Signature Page to Collateral Management Agreement]

ANNEX A

AFFILIATE TRANSACTION PROCEDURES
The following procedures shall constitute the “Affiliate Transaction Procedures”.
(a)    The Board of Managers of the Issuer (the “Board of Managers”) may engage on behalf of the Issuer a Qualified Independent Agent for the purpose of reviewing and approving any Affiliate Transaction (which approval may take the form of an approval of the valuations to be used for the proposed Affiliate Transaction).
    The term “Qualified Independent Agent” shall mean one of the following pricing services: Murray, Devine & Co., Inc., Houlihan Lokey Howard & Zukin, Valuation Research Corporation, Lincoln Partners or any other firm of similar reputation and performing similar services as may be selected by the Collateral Manager (prompt notice of which selection shall be given to the Board of Managers); provided, that any such Qualified Independent Agent must be unaffiliated with the Collateral Manager.
(b)    The Collateral Manager shall deliver to the Board of Managers and the Qualified Independent Agent a certification (each an “Affiliate Transaction Certificate”) duly executed by the Collateral Manager describing in sufficient detail the particulars of the proposed Affiliate Transaction including, without limitation:
(i)    identification of the Collateral Obligation to be sold and/or purchased (each a “Subject Collateral Obligation”);
(ii)    a statement to the effect that the price of such Subject Collateral Obligation sold and/or purchased pursuant to the Affiliate Transaction will be the mid-point of the bona fide bid and ask prices for such Subject Collateral Obligation, determined based on quotations obtained by the Collateral Manager from two Qualified Dealers (as hereinafter defined);
(iii)    the bid and ask quotations received from Qualified Dealers in connection therewith;
(iv)    the mid-point between such bid and ask quotations;
(v)    the amount of any commission or transaction charges; and
(vi)    such other information as the Board of Managers or Qualified Independent Agent shall request with respect to such Affiliate Transaction.
The term “Qualified Dealer” shall mean a dealer selected by the Collateral Manager; provided that such dealer is qualified to provide the required quotations and is unaffiliated with the Collateral Manager. For the avoidance of doubt, a Qualified Independent Agent shall be a Qualified Dealer.

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(c)    The Qualified Independent Agent on behalf of the Issuer shall review the Affiliate Transaction Certificate and shall approve or disapprove the proposed Affiliate Transaction (which approval may take the form of an approval of the valuations to be used for the proposed Affiliate Transaction) and such approval or disapproval shall be communicated in writing to the Board of Managers and the Collateral Manager.
(d)    In the event that the Qualified Independent Agent shall disapprove the Affiliate Transaction, the Issuer will not enter into such transaction.
(e)    In the event that the Qualified Independent Agent shall approve the Affiliate Transaction (which approval may take the form of an approval of the valuations to be used for the proposed Affiliate Transaction), the Issuer may enter into such transaction upon approval thereof by the Board of Managers by Ordinary Resolution (as defined in the Limited Liability Company Agreement of the Issuer).

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